For the fiscal year ended October 31, 1999.
File number: 811-4864

                         SUB-ITEM 77-0
                           EXHIBITS

         Transactions Effected Pursuant to
Rule 10f-3

I.   Prudential Equity Income Fund

1.   Name of Issuer
      Goldman, Sachs & Co.

2.   Date of Purchase
       5/3/1999

3.   Number of Securities Purchased
       78,600

4.   Dollar Amount of Purchase
       $4,165,800

5.   Price Per Unit
       $53.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Goldman Sachs & Co.

7.   Other members of the Underwriting
Syndicate
     Goldman Sachs & Co.
     Bear Sterns & Co., Inc
     Credit Suisse First Boston Corporation
     Donaldson, Lufkin & Jenrette Securities
     Lehman Brothers Inc.
     Merrill Lynch, Pierce, Fenner & Smith
     J.P. Morgan Securities Inc.
     Morgan Stanley & Co, Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Salomon Smith Barney Inc.
     Sanford C. Bernstein & Co., Inc.
     Schroder & Co., Inc.

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